UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2009
____________________

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On July 13, 2009, IntelGenx Technologies Corp. ("IntelGenx" or the "Company") completed an offering of 10,500,000 special warrants (the "Special Warrants") at CDN$0.40 per unit for gross proceeds of approximately $4.2 million ("the "Offering") pursuant to the terms of subscription agreements with its investors (the "Subscription Agreements"). Each Special Warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one common share of the Company (an "Underlying Share") and one common share purchase warrant (a "Warrant"). Each Warrant entitles the holder thereof to purchase one common share of the Company (a "Warrant Share") at an initial exercise price of US$0.80 and expires on July 13, 2012. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

The Special Warrants will be deemed exercised on behalf of, and without any required action or an additional consideration on the part of, the holder thereof on the earlier of: (a) the fifth business day following the later of (i) the date the Company receives a receipt for a short-form prospectus in the Provinces of Ontario, British Columbia, Alberta, Manitoba and Quebec, (ii) the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission; and (b) 5:00 p.m. (Toronto time) on November 14, 2009.

Pursuant to an Agency Agreement (the "Agency Agreement") entered into on July 13, 2009, the Company engaged Bolder Investment Partners Ltd., Union Securities Ltd. and Paradigm Capital Inc. (the "Agents") to act as placement agents for the Offering on a best efforts basis. The Company (a) paid the Agents cash compensation equal to 8% of the gross proceeds of the Offering, (b) issued to the Agents compensation options ("Compensation Options") entitling the Agents to purchase a number of common shares of the Company equal to 8% of the number of Special Warrants sold in the Offering (the "Compensation Option Shares"), and (c) issued to the Agents a number of common shares of the Company equal to 4% of the number of Special Warrants sold in the Offering (the "Broker Shares"). The Compensation Options expire July 13, 2012.

In connection with the Offering, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission registering the Underlying Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Option Shares and the Broker Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

The Special Warrants, the Underlying Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Option Shares and the Broker Shares are subject to statutory resale restrictions under the Securities Act of 1933, as amended (the "Act").

The foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers are U.S. persons, no sales efforts were conducted in the U.S., and the Special Warrants, the Underlying Shares, the Warrants, the Warrant Shares, the Compensation Options, the Compensation Option Shares and the Broker Shares contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Act.

The foregoing summary of the Offering is qualified in its entirety by reference to the transaction documents which are filed as exhibits contemporaneously herewith.

Item 3.02

Unregistered Sales of Equity Securities

The information under Item 1.02 of this Current Report on Form 8-K is incorporated by reference to this Item 3.02 to the extent required by Item 3.02.

Item 8.01

Other Events

On July 14, 2009, the Company issued a press release announcing the Offering. The press release, which is filed as Exhibit 99.1 to this current Report on Form 8-K, is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit Number	Description

10.1	Agency Agreement, dated as of July 13, 2009, by and among the Company, BolderI nvestment Partners Ltd., Union Securities Ltd. and Paradigm Capital Inc.

10.2	Registration Rights Agreement, dated as of July 13, 2009, by and among the Company, Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd.

10.3	Form of Subscription Agreement

10.4	Form of Special Warrant

10.5	Form of Warrant

10.6	Form of Compensation Option

99.1	Press Release, dated July 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

By: /s/	Horst Zerbe
Horst Zerbe
Date: July 14, 2009	President and Chief Executive Officer